Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Sean M. Connolly, Chief Executive Officer of Conagra Brands, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that Conagra Brands, Inc.'s Quarterly Report on Form 10-Q for the quarter ended August 25, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Conagra Brands, Inc. as of and for the periods presented.

October 2nd, 2024

/s/ SEAN M. CONNOLLY
Sean M. Connolly
Chief Executive Officer

I, David S. Marberger, Executive Vice President and Chief Financial Officer of Conagra Brands, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that Conagra Brands, Inc.'s Quarterly Report on Form 10-Q for the quarter ended August 25, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Conagra Brands, Inc. as of and for the periods presented.

October 2nd, 2024

/s/ DAVID S. MARBERGER
David S. Marberger
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Conagra Brands, Inc. and will be retained by Conagra Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.